Exhibit 23
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
         We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 2-72410) pertaining to the UST Inc. Employees’ Savings Plan, the Registration Statement (Form S-8 No. 333-36844) pertaining to the 1992 Stock Option Plan, Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-60698) pertaining to the 2001 Stock Option Plan, the Registration Statement (Form S-8 No. 33-59229) pertaining to the Nonemployee Directors’ Stock Option Plan, the Registration Statement (Form S-4 No. 333-101036) pertaining to the registration of senior notes due July 15, 2012, and the Registration Statement (Form S-4 No. 333-85285) pertaining to the registration of senior notes due June 1, 2009, of our reports dated February 23, 2006 with respect to the consolidated financial statements and schedule of UST Inc., UST Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of UST Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Stamford, Connecticut
February 23, 2006
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